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[LMKI LOGO HERE]


                LMKI ANNOUNCES RESIGNATION OF JEANETTE HALL FROM
                             ITS BOARD OF DIRECTORS


IRVINE, California - NOVEMBER 3, 2000 - LMKI (OTCBB: LMKI), a single source Managed Service Provider (MSP), today announced the resignation of Jeanette Hall from the Company's Board of Directors effective immediately. Ms. Hall was nominated by former Chairman and CEO, William J. Kettle.

ABOUT LMKI

LMKI (OTCBB:LMKI) is a single source Managed Service Provider (MSP) specializing in Private Networking, Broadband Internet Access, Internet and Intranet based Web Hosting, Hosted Application Services, Intelligent Routing and Content Delivery Services, Network and Systems Management, and Professional Services. LMKI's extensive experience in deploying enterprise private networking solutions has resulted in a proprietary technology called REAL PRIVATE NETWORK(TM) (RPN)
(TM). Our RPN(TM) Infrastructure enables customers to outsource all of their business communications needs, while ensuring the highest level of security and reliability. Our solutions offer unparalleled value through our proprietary network design and enabling technologies, which efficiently leverage our partners' network capacity.

More information regarding LMKI may be found at www.lmki.net or by sending e-mail to investor@lmki.net. For sales inquiries, send e-mail to sales@lmki.net, for agent inquiries, send e-mail to agent@lmki.net.

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"Safe Harbor" statement under the Private Securities Litigation Reform Act of
1995: Except for historical information, the matters discussed in this news release may be considered forward-looking statements could be subject to certain risks and uncertainties that could cause the actual results to differ materially from those projected. These include uncertainties in the market, competition, legal, success of marketing efforts and other risks detailed from time to time in the company's SEC reports. The company assumes no obligation to update the information in this release.

Company Contact:
LMKI, Inc.
Barry Turbow/EVP Business Development
(949) 794-3000
investor@lmki.net
www.lmki.net